SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
February 17, 2015

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7500 DALLAS PARKWAY, SUITE 700
PLANO, TEXAS 75024
(Address and Zip Code of Principal Executive Offices)

(214) 494-3000
(Registrant's Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2015, the Compensation Committee of the Board of Directors and the Board of Directors of Alliance Data Systems Corporation (the "Company") approved long-term equity incentive compensation awards for the Company's executives and senior leaders, and such awards were granted on February 17, 2015. The long-term equity incentive compensation awards consist of 80% performance-based restricted stock units and 20% time-based restricted stock units and were made pursuant to the Company's 2010 Omnibus Incentive Plan. Consistent with past practice and subject to the discretion of the Compensation Committee of the Board of Directors of the Company, the performance restriction on the performance-based restricted stock unit awards will lapse provided that the Company's 2015 income before income taxes determined in accordance with GAAP ("EBT") meets or exceeds $875 million to achieve 50% of the target award; $972 million to achieve 100% of the target award; and $1,069 million to achieve 150% of the target award, with a fixed scale between $875 million and $1,069 million. Upon achievement of the performance target, the performance restriction will lapse with respect to 33% of the award on February 17, 2016, with respect to an additional 33% of the award on February 17, 2017 and with respect to the final 34% of the award on February 20, 2018 (each such date a "Vesting Date") provided that the participant is employed by the Company on each such Vesting Date. The same percentages and Vesting Dates apply to the time-based restricted stock unit awards.

The total target number of time-based restricted stock units ("TBRSU") and performance-based restricted stock units ("PBRSU"), which may be adjusted up or down based on the Company's performance as described, granted to the Company's chief executive officer, chief financial officer and named executive officers are as follows:

Edward J. Heffernan, President and Chief Executive Officer: 15,257 (PBRSU); 3,814 (TBRSU)
Charles L. Horn, EVP and Chief Financial Officer: 4,384 (PBRSU); 1,095 (TBRSU)
Bryan J. Kennedy, EVP and President, Epsilon: 5,584 (PBRSU); 1,396 (TBRSU)
Melisa A. Miller, EVP and President, Retail Credit Services: 5,305 (PBRSU); 1,326 (TBRSU)
Bryan A. Pearson, EVP and President, LoyaltyOne: 5,864 (PBRSU); 1,465 (TBRSU)

Item 7.01 Regulation FD Disclosure

On February 2, 2015, the Board of Directors of Alliance Data Systems Corporation approved revisions to the Company's Corporate Governance Guidelines to adopt a policy against tax gross-up arrangements that generally restricts the Company from entering into new contracts, agreements, or arrangements that obligate the Company to pay directly or reimburse an executive officer for any portion of the executive officer's individual tax liability for benefits provided by the Company other than those applicable to Company employees generally.

The revised Corporate Governance Guidelines are available on the Company's website at http://phx.corporate-ir.net/phoenix.zhtml?c=120991&p=irol-govHighlights.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2010 Long Term Incentive Plan (2015 grant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: February 19, 2015	By:	/s/ Charles L. Horn
Charles L. Horn
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Form of Performance-Based Restricted Stock Unit Award Agreement under the Alliance Data Systems Corporation 2010 Long Term Incentive Plan (2015 grant).